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                                                                   Exhibit 23(a)

                        Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Amerada Hess Corporation 1995 Long-Term Incentive Plan, of our report dated February 15, 1995, with respect to the consolidated financial statements of Amerada Hess Corporation incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1994.


                                           /s/ Ernst & Young LLP





New York, NY
December 15, 1995